UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Surrozen, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2022
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Surrozen, Inc., which will be held on Tuesday, June 7, 2022, beginning at 11:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SRZN2022.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
/s/ Craig Parker
Craig Parker
Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Surrozen, Inc., a Delaware corporation, will be held on Tuesday, June 7, 2022, at 11:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SRZN2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting – How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.
to elect Tim Kutzkey, Ph.D. and Anna Berkenblit, M.D. as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 11, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Sheela Mohan-Peterson
Sheela Mohan-Peterson
SVP, Legal, General Counsel and Corporate Secretary
South San Francisco, California
April 28, 2022
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 28, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at www.proxyvote.com.
Surrozen, Inc. | 171 Oyster Point Blvd., Suite 400 | South San Francisco, California 94080

i

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS
On August 11, 2021, Legacy Surrozen, Surrozen and Merger Sub (see the section below titled “Frequently Used Terms” for the meaning of certain capitalized words) consummated the transactions contemplated by the Business Combination Agreement. Prior to the Closing Date, Consonance (i) changed its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware, and (ii) changed its name from Consonance-HFW Acquisition Corp. to Surrozen, Inc., thereafter referred to as Surrozen. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Surrozen and Surrozen was effected through the merger of Legacy Surrozen with and into Merger Sub, with Legacy Surrozen surviving as a wholly-owned subsidiary of Surrozen.
At the time of the Merger on the Closing Date (i) each share and vested equity award of Legacy Surrozen that was outstanding immediately prior to the Merger was exchanged for shares of common stock of Surrozen, par value $0.0001 per share (“Common Stock” or “common stock”), or comparable vested equity awards that are settled or are exercisable for shares of Common Stock, as applicable, based on an exchange ratio of 0.175648535, and (ii) all unvested equity awards of Legacy Surrozen were exchanged for comparable unvested equity awards that are settled or exercisable for shares of Common Stock, as applicable, determined based on the same exchange ratio. All issued and outstanding common stock, redeemable convertible preferred stock and stock awards of Legacy Surrozen and per share amounts contained in this proxy statement (“Proxy Statement”) and the Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report” and together with the Proxy Statement, the “proxy materials”) and relating share amounts in periods prior to the Closing Date have been retroactively restated to reflect the exchange ratio established in the Business Combination. See Note 3, “Recapitalization” of the Annual Report for additional details.
Frequently Used Terms
In this Proxy Statement, references to “Surrozen,” the “Company,” “we,” “us,” “our” and other similar terms refer to the business of Surrozen, Inc. and its consolidated subsidiaries (including Legacy Surrozen). In addition, this Proxy Statement includes references to the following defined terms:
“Consonance” means Consonance-HFW Acquisition Corp. (which was re-named “Surrozen, Inc.” in connection with the Domestication).
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including, among other things, the Merger.
“Business Combination Agreement” means the Business Combination Agreement, dated as of April 15, 2021, by and among Consonance, Merger Sub and Legacy Surrozen.
“Closing” means the closing of the Business Combination.
“Closing Date” means August 11, 2021, the date on which the Closing occurred.
“Consonance IPO” means Consonance’s initial public offering, consummated on October 10, 2020.
“DGCL” means the General Corporation Law of the State of Delaware.
“Domestication” means the continuation of Consonance by way of domestication of Consonance into a Delaware corporation with the ordinary shares of Consonance becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act (As Revised) and the DGCL.
“Legacy Surrozen” means Surrozen Operating, Inc., a Delaware corporation, and, unless the context otherwise requires, its consolidated subsidiaries.
“Merger” means the merger of Merger Sub with and into Legacy Surrozen, with Legacy Surrozen continuing as the surviving corporation.
“Merger Sub” means Perseverance Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Consonance.

“PIPE Financing” means that certain private placement in the aggregate amount of $102.2 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Consonance, pursuant to which the subscribers purchased 12,020,000 shares of Common Stock at a purchase price of $10.00 per share.
“PIPE Warrants” means an aggregate of 4,006,657 warrants issued to the subscribers in the PIPE Financing.
“Private Placement Warrants” means the 144,667 warrants purchased by the Sponsor in connection with the Consonance IPO in a private placement transaction occurring simultaneously with the closing of the Consonance IPO.
“Public Warrants” means the 3,066,667 warrants included as a component of the Consonance units sold in the Consonance IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms.
“Sponsor” means Consonance Life Sciences, a Cayman Islands limited liability company
“Surrozen” means Consonance after the Domestication.
“Warrants” means the PIPE Warrants, the Private Placement Warrants and the Public Warrants.

Surrozen, Inc.
171 Oyster Point Blvd., Suite 400
South San Francisco, California 94080
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2022
This Proxy Statement and our Annual Report are being furnished by and on behalf of the Company’s board of directors (the “Board” or “Board of Directors”) in connection with our Annual Meeting. The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 28, 2022.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, June 7, 2022 at 11:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SRZN2022 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 11, 2022 (the “Record Date”). We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the two director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2022.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.
At the close of business on the Record Date, there were 35,125,886 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•	by Mail – You can vote by mail by signing, dating and mailing the proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 6, 2022.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SRZN2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SRZN2022.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SRZN2022 on the day of the Annual Meeting.
•	Webcast starts at 11:00 a.m., Pacific Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our General Counsel and Corporate Secretary at our corporate offices, provided such statement is received no later than June 6, 2022;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 6, 2022;
•	submitting a properly signed proxy card with a later date that is received no later than June 6, 2022; or
•	attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We wish to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual

Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to the status or conduct of our clinical trials beyond that which is contained in our prior public disclosures;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our amended and restated certificate of incorporation, as amended and currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors. We currently have eight directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class should consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.
Class I Director – Current Term Ending at 2022 Annual Meeting	Class II Director – Current Term Ending at 2023 Annual Meeting	Class III Director – Current Term Ending at 2024 Annual Meeting
Anna Berkenblit, M.D.	Shao-Lee Lin, M.D., Ph.D.	Christopher Y. Chai
Tim Kutzkey, Ph.D.	Mace Rothenberg, M.D.	Mary Haak-Frendscho, Ph.D.
	David J. Woodhouse, Ph.D.	Craig Parker
Nominees for Director
Dr. Kutzkey and Dr. Berkenblit have been nominated by the Board to stand for election. As directors assigned to Class I, Dr. Kutzkey’s and Dr. Berkenblit’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Dr. Kutzkey and Dr. Berkenblit will each serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for no nominees as a result of the inability of either nominee to serve. The Board has no reason to believe that either of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominees currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and the nominees have or display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding the nominees and continuing directors also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting
Class I Director	Age	Director Since	Current Position at Surrozen
Tim Kutzkey, Ph.D.	46	2016	Chair of the Board
Anna Berkenblit, M.D.	52	2019	Director
Tim Kutzkey, Ph.D. has served on our Board of Directors since April 2016, Chairperson of our Board of Directors since August 2021, chair of our Board of Directors’ Nominating and Corporate Governance Committee since August 2021 and served as our interim Chief Executive Officer from inception to April 2018. Dr. Kutzkey serves as Managing Partner of The Column Group, LLC, a venture capital partnership, where he has served in various roles since 2007. Prior to The Column Group, Dr. Kutzkey served as a scientist at Kai Pharmaceuticals, Inc. Dr. Kutzkey also serves on the board of directors of Kallyope Inc., Nura Bio Inc., Neurona Therapeutics Inc., Synthekine Inc., Plexium, Inc., Cajal Neuroscience Inc. and Carmot Therapeutics, all biotechnology companies. Dr. Kutzkey obtained a Ph.D. in molecular and cell biology from the University of California, Berkeley and completed his undergraduate degree in biological sciences from Stanford. We believe that Dr. Kutzkey’s scientific training and experience as a director of other publicly traded and privately held biopharmaceutical companies provide him with the qualifications and skills to serve as a director of our company.
Anna Berkenblit, M.D. has served on our Board of Directors since March 2019. Dr. Berkenblit has served as the Senior Vice President and Chief Medical Officer at ImunnoGen, Inc., a biotechnology company, since April 2015. Prior to ImmunoGen, Dr. Berkenblit served as Senior Vice President Head of Clinical Development at H3, Biomedicine Inc., a developer of targeted anti-cancer compounders, from 2013 to 2015. From 2011 to 2013, she served as Head of Clinical Research at AVEO Pharmaceuticals, Inc., a biopharmaceutical company, where she led the clinical development of oncology product candidates spanning early testing to registration trials. From January 2007 to September 2011, Dr. Berkenblit held various positions of increasing responsibility at Pfizer Inc., a biopharmaceutical company. Dr. Berkenblit received an M.D. from Harvard Medical School and an M.M.S. degree in the Clinical Investigator Training Program of Harvard/MIT Health Sciences and Technology. We believe that Dr. Berkenblit’s extensive leadership and scientific experience, especially in the clinical development of biopharmaceuticals, provide her with the qualifications and skills to serve as a director of our company.
Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders
Class II Directors	Age	Director Since	Current Position at Surrozen
Shao-Lee Lin, M.D., Ph.D.	55	2021	Director
Mace Rothenberg, M.D.	65	2021	Director
David J. Woodhouse, Ph.D.	52	2020	Director
Shao-Lee Lin, M.D., Ph.D. has served on our Board of Directors since January 2021. Dr. Lin co-founded and serves as the Chief Executive Officer of ACELYRIN, INC. formed in July 2020. From January 2018 to January 2020, she served as Executive Vice President, Research and Development and Chief Scientific Officer at Horizon Pharma plc, a biopharmaceutical company. From April 2015 to December 2017, she served as a corporate officer and Vice President, Therapeutic Areas, Development Excellence and International Development at Abbvie Inc., a biopharmaceutical company. Prior to Abbvie, Dr. Lin served as Vice President, Inflammation and Respiratory Development at Gilead from August 2012 to February 2015 and served in various roles of increasing responsibility at Amgen from April 2004 to August 2012. Dr. Lin served on the board of directors of Principia Biopharma Inc., a biopharmaceutical company, from April 2019 until it was acquired in September 2020 Dr. Lin has also been faculty as a Clinical Scholar at The Rockefeller University and adjunct faculty at the medical schools of Cornell University, The University of California, Los Angeles, or UCLA, Stanford University and Northwestern University. Dr. Lin received her bachelor’s degree in chemical engineering and biochemistry from Rice University and holds an M.D. and Ph.D. from The Johns Hopkins University School of Medicine. We believe that Dr. Lin’s scientific training, work experience, and experience as a director of other publicly-traded biopharmaceutical companies provide her with the qualifications and skills to serve as a director of our company.
Mace Rothenberg, M.D. has served on our Board of Directors since April 2021. Dr. Rothenberg served as chief medical officer of Pfizer Inc., a biopharmaceutical company from January 2019 to January 2021, where he led Pfizer’s Worldwide Medical & Safety organization that is responsible for ensuring that patients, physicians, and regulatory agencies are provided with information on the safe and appropriate use of Pfizer medications. From January 2019 to March 2021, Dr. Rothenberg also served as a member of Pfizer’s Portfolio Strategy and Investment Committee, Worldwide Research, Development, and Medical Leadership Team, and Blueprint Leaders Forum. Prior to becoming Pfizer’s chief medical officer, Dr. Rothenberg led Pfizer’s oncology clinical drug development efforts. During his ten years in this role, Dr. Rothenberg's organization obtained FDA approval for eleven cancer medicines. He received his B.A. from the University of Pennsylvania and his M.D. from the New York University School of Medicine. Dr. Rothenberg received his post-graduate training in Internal Medicine at Vanderbilt University and in Medical Oncology at the National Cancer Institute. In addition, Dr. Rothenberg currently serves as a member of the board for Tango Therapeutics and Aulos Bioscience, both biopharmaceutical companies. We believe that Dr. Rothenberg’s scientific training, work experience, and experience as a director of other biopharmaceutical companies provide him with the qualifications and skills to serve as a director of our company.
David J. Woodhouse, Ph.D. has served on our Board of Directors since September 2020. Dr. Woodhouse has served as the Chief Executive Officer and director of NGM Biopharmaceuticals, Inc., or NGM, since September 2018. Dr. Woodhouse also served as Chief Financial Officer from March 2015 until September 2018 and acting Chief Financial Officer from September 2018 until June 2020 at NGM. From 2002 to 2015, he was an investment banker at Goldman Sachs & Co. LLC, most recently as a managing director in the healthcare investment banking group and co-head of biotechnology investment banking. Earlier in his career, Dr. Woodhouse worked at Dynavax Technologies and also as a research assistant at Amgen, Inc. Dr. Woodhouse received a B.A. in pharmacology from the University of California, Santa Barbara, an M.B.A. from the Tuck School of Business at Dartmouth and a Ph.D. in molecular pharmacology from Stanford University School of Medicine. We believe that Dr. Woodhouse’s extensive financial and executive experience provides him with the qualifications and skills to serve as a director of our company.
Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders
Class III Directors	Age	Director Since	Current Position at Surrozen
Christopher Y. Chai	56	2021	Director
Mary Haak-Frendscho, Ph.D.	65	2021	Director
Craig Parker	60	2018	President, Chief Executive Officer and Director
Christopher Y. Chai has served on our Board of Directors since April 2021 and Chair of our Board of Directors’ Audit Committee since August 2021. Mr. Chai has served as a venture partner at SR One since January 2021, where he works with portfolio companies on their engagement with Wall Street and their overall financing strategy and execution. Prior to joining SR One, Mr. Chai served as Chief Financial Officer of Principia Biopharma Inc. from 2013 to 2020, where he led the company from an early-stage private venture-backed company to its acquisition by Sanofi S.A.. Mr. Chai previously served as Chief Financial Officer at MAP Pharmaceuticals, Inc. (acquired by Allergan, Inc.) and Vice President, Treasury and Investor Relations at CV Therapeutics, Inc. (acquired by Gilead Sciences, Inc.). Mr. Chai received his B.S. in Operations Research and Industrial Engineering from Cornell University. We believe that Mr. Chai’s extensive financial and executive experience provide him with the qualifications and skills to serve as a director of our company.
Mary Haak-Frendscho, Ph.D. has served on our Board of Directors since March 2021 and Chair of our Board of Directors’s Compensation Committee since August 2021. Dr. Haak-Frendscho has served as the president and chief executive officer of Spotlight Therapeutics, Inc., a privately held biotechnology company, since January 2019. Prior to Spotlight, from January 2017 to January 2019, she was a venture partner with Versant Ventures and, from January 2016 to January 2019, she served as the chief executive officer of Blueline Bioscience, Versant’s vehicle for new company creation in Canada. Earlier, Dr. Haak-Frendscho established and served as the chair of Compugen USA, Inc. from 2012 to 2016, was the chief executive officer of Igenica

Biotherapeutics from 2012 to 2014, and was the founding president and chief scientific officer of Takeda San Francisco from 2008 to 2012. She received her B.S. from the University of Michigan, M.L.A. from Washington University, M.S. from SUNY-Stony Brook, C.S.E.P. from Columbia University Graduate School of Business, and Ph.D. from the University of Wisconsin. We believe that Dr. Haak-Frendscho’s scientific training, work experience, and experience as a director of other biopharmaceutical companies provide her with the qualifications and skills to serve as a director of our company.
Craig Parker has served as our President and Chief Executive Officer since March 2018 and as a member of our Board of Directors since April 2018. From August 2014 to March 2018, Mr. Parker served as Senior Vice President of Corporate Development at Jazz Pharmaceuticals plc, a biopharmaceutical company. From 2012 to 2014, Mr. Parker served as Executive Vice President of Corporate Development and Scientific Affairs at Geron Corporation and from 2011 to 2012 as Senior Vice President of Strategy and Corporate Development at Human Genome Sciences, or HGS, until its acquisition by GlaxoSmithKline plc. Prior to HGS, Mr. Parker worked in various positions at J.P. Morgan and other Wall Street financial institutions. Mr. Parker served on the board of directors of vTv Therapeutics, a biopharmaceutical company, from July 2015 to February 2019. Mr. Parker is a member of the Scientific Advisory Board and chairs the Leadership Council of the Life Sciences Institute, University of Michigan and has been a member since 2005. Mr. Parker received a A.B. in biological sciences from the University of Chicago, an M.B.A. from the University of Michigan and attended the Georgetown University School of Medicine. We believe that Mr. Parker’s extensive scientific, business and leadership experience in both public and privately-held companies in the life sciences industry provide him with the qualifications and skills to serve on our Board of Directors and as our President and Chief Executive Officer.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Tim Kutzkey, Ph.D. and Anna Berkenblit, M.D. as Class I directors to hold office until the 2025 Annual Meeting and until his or her respective successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.
Although ratification is not required by our amended and restated by-laws (“Bylaws”) or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the aggregate fees billed by Ernst & Young LLP, our independent registered public accounting firm, for professional services rendered with respect to the fiscal years ended December 31, 2021 and 2020 (in thousands).
	Year Ended December 31,
	2021	2020
Audit Fees	$2,527	$440
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,527	$440
Audit Fees
Audit fees consisted of the following:
•
Fees for the audit of our consolidated financial statements, reviews of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations billed as audit services, and services provided by Ernst & Young LLP in connection with registration statements filed with the U.S. Securities and Exchange Commission (“SEC”).

•	In the year ended December 31, 2021, these audit fees also included fees for services incurred in connection with our Business Combination and financing.

Auditor Independence
All services performed and related fees billed by Ernst & Young LLP during fiscal years 2021 and 2020 were pre-approved by the audit committee pursuant to the pre-approval policies and procedures discussed below.
Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our independent registered public accounting firm (principal auditor) or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
Pursuant to the audit committee’s charter, all engagements of our principal auditor to render any audit, audit-related, tax or permissible non-audit service, including the scope of the service and the compensation to be paid therefor, at the Company’s expense, must be pre-approved by the audit committee prior to the commencement of the service. Services performed by our independent registered public accounting firm may be pre-approved by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. For any pre-approval of services, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Ernst & Young LLP were provided in accordance with our pre-approval policies and procedures.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance- Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:
Christopher Y. Chai (Chair)
David J. Woodhouse, Ph.D.
Tim Kutzkey, Ph.D.

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position	In Current Position Since
Craig Parker	60	President, Chief Executive Officer and Director	2018
Geertrui (Trudy) Vanhove, M.D., Ph.D.	56	Chief Medical Officer	2019
Wen-Chen Yeh, M.D., Ph.D.	58	Chief Scientific Officer	2016
Charles Williams	43	Chief Financial Officer	2020
See page 9 of this Proxy Statement for the biography of Craig Parker.
Geertrui (Trudy) Vanhove, M.D., Ph.D. has served as our Chief Medical Officer since April 2019. From June 2012 to October 2015, she served as Vice President, Medical Affairs and, from October 2015 to April 2019, she served as Vice President, Head of Search and Evaluation at Jazz Pharmaceuticals plc. From 2011 to 2012, she served as Vice President, Medical Affairs at Depomed, Inc., a pharmaceutical company. Prior to this, Dr. Vanhove held positions of increasing responsibility from 2006 to 2011 in Clinical Development at NeurogesX, Inc., a biopharmaceutical company. Prior to NeurogesX, Dr. Vanhove served as Medical Director at XOMA (US) LLC and Abbott Laboratories. Dr. Vanhove also served on the board of Insys Therapeutics from April 2018 to February 2020. Dr. Vanhove received an M.D. and a Ph.D. in pharmacology from the Catholic University in Leuven, Belgium and completed a fellowship in clinical pharmacology at Stanford University. Dr. Vanhove also received an M.B.A. from St. Mary’s College of California.
Wen-Chen Yeh, M.D., Ph.D. has served as our Chief Scientific Officer since May 2016. From December 2006 to April 2016, he held various positions of increasing responsibility at Amgen Inc., or Amgen, a biopharmaceutical company, as an Associate Director, Director of Research and Scientific Executive Director. Prior to Amgen, Dr. Yeh served as a professor and led a research laboratory at the University of Toronto. Dr. Yeh received an M.D. from the National Taiwan University and a Ph.D. from The Johns Hopkins University.
Charles Williams has served as our Chief Financial Officer since November 2020. From 2013 to November 2020, he served as Head of Corporate Development at Jazz Pharmaceuticals plc. From 2008 to 2013, he served as Director of Corporate and Business Development at MAP Pharmaceuticals, Inc., a biopharmaceutical company acquired by Allergan, Inc. Prior to MAP, Mr. Williams held various roles related to business development, finance and strategic planning at CV Therapeutics, Inc., a biopharmaceutical company acquired by Gilead Sciences, Inc. Mr. Williams received a B.A. in economics from Cornell University.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investors & Media” page of our website located at www.surrozen.com, or by writing to our General Counsel and Corporate Secretary at our offices at 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.
Among the topics addressed in our Corporate Governance Guidelines are:
•	Board size, independence and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to independent advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that having one or the other structure would be in the best interests of the Company and its stockholders.
The positions of our Chairperson of the Board and our Chief Executive Officer and President are currently served by two separate persons. Dr. Kutzkey serves as Chairperson of the Board, and Mr. Parker serves as our Chief Executive Officer and President.
The Board believes that our current leadership structure of Chief Executive Officer and Chairperson of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chairperson of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mr. Chai and Drs. Berkenblit, Lin, Woodhouse, Haak-Frendscho, Kutzkey and Rothenberg, representing seven of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules.

In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee, and the nominating and corporate governance committee operates under a written charter.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anna Berkenblit, M.D.	—	X	—
Christopher Y. Chai	Chair	—	X
Mary Haak-Frendscho, Ph.D.	—	Chair	—
Tim Kutzkey, Ph.D.	X	—	Chair
Shao-Lee Lin, M.D., Ph.D.	—	X	—
Craig Parker	—	—	—
Mace Rothenberg, M.D.	—	—	X
David J. Woodhouse, Ph.D.	X	—	—
Audit Committee
Our audit committee consists of the following members: Christopher Y. Chai, David J. Woodhouse, Ph.D. and Tim Kutzkey, Ph.D. Our Board of Directors has determined that each member of the audit committee satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The chair of our audit committee is Christopher Y. Chai. Our Board of Directors has determined that Christopher Y. Chai is an “audit committee financial expert” within the meaning of SEC regulations. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. In arriving at these determinations, our Board of Directors has examined each audit committee member’s scope of experience and the nature of his or her employment.
Our audit committee is responsible for, among other things:
•
helping our Board of Directors oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports;

•	overseeing the performance of the Company’s internal audit function;
•
managing and/or assessing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing reports or other disclosure required by the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement and periodic reports;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related party transactions;

•	reviewing our policies on risk assessment and risk management;
•	reviewing, with our independent registered public accounting firm, our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues; and
•	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The Board of Directors has a compensation committee, which consists of the following members: Mary Haak-Frendscho, Ph.D., Anna Berkenblit, M.D. and Shao-Lee Lin, M.D., Ph.D. The chair of our compensation committee is Mary Haak-Frendscho, Ph.D. Our Board of Directors has determined that each member of the compensation committee satisfies the independence requirements under the listing standards of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.
Specific responsibilities of our compensation committee include:
•	reviewing and recommending to our Board of Directors the compensation of our chief executive officer and other executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). In addition, the compensation committee has created s subcommittee, the Equity Award Committee, and has appointed Mr. Parker, our Chief Executive Officer and director, as the sole member of the subcommittee. The Equity Award Committee is responsible for reviewing and approving equity awards, subject to certain grant size and position level limitations. The Equity Award Committee may only grant awards to new hires and those who hold a position below the level of Vice President. No individual grantee may receive awards from the Equity Award Committee covering more than 25,000 shares of our common stock per calendar year.
Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for the payment of reasonable compensation to any advisor retained by the compensation committee.
Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of AON as an outside compensation consultant.
As requested by the compensation committee, in 2021, AON’s services to the compensation committee included, assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.
All executive compensation services provided by AON during 2021 were conducted under the direction or authority of the compensation committee, and all work performed by AON was pre-approved by the compensation committee. Neither AON nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by AON raised any conflict of interest for services performed during 2021 and determined that it did not.
Additionally, during 2021, AON did not provide any services to us other than services related to (i) executive and director compensation and (ii) broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Nominating and Corporate Governance Committee
The Board of Directors continues to have a nominating and corporate governance committee, which consists of the following members: Tim Kutzkey, Ph.D., Christopher Y. Chai and Mace Rothenberg, M.D. The chair of our nominating and corporate governance committee is Tim Kutzkey, Ph.D. Our Board of Directors has determined that each member of the nominating and corporate governance committee satisfies the independence requirements under the listing standards of Nasdaq.
Specific responsibilities of our nominating and corporate governance committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•	considering and making recommendations to our Board of Directors regarding the composition and chairpersonship of the Board of Directors and committees of our Board of Directors;
•	reviewing developments in corporate governance practices;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq.
Board and Board Committee Meetings and Attendance
During the fiscal year ended December 31, 2021, our Board of Directors met ten times, the audit committee met three times, the compensation committee met six times, and the nominating and corporate governance committee was formed late in the year and held no meetings during 2021. During the fiscal year ended December 31, 2021, each incumbent director attended at least 80% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served, during the period in which he or she served as a director.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. We did not hold a stockholder meeting in 2021.

Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We consider diversity, such as gender, race, ethnicity and membership of an underrepresented communities, among those meaningful factors in identifying and considering director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Mr. Kutzkey and Ms. Berkenblit, the director nominees to be elected at the Annual Meeting, were each initially recommended for reelection to our Board by other members of the Board and members of management.
In determining to nominate each director nominee at this Annual Meeting, the nominating and corporate governance committee and Board evaluated each nominee in accordance with our standard review process for director candidates in connection with a director’s initial appointment and his or her nomination for election or re-election, as applicable, at the Annual Meeting. Mr. Kutzkey is a member of the nominating and corporate governance committee, but he recused himself from discussion and voting with respect to his nomination.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Corporate Secretary, Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080. All recommendations for director nominations received by the General Counsel and Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Diversity
Our Board of Directors believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board of Directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board of Directors as a whole. With the assistance of the nominating and corporate governance committee, our Board of Directors regularly reviews trends in board composition, including trends relating to director diversity.
The table below reports self-identified gender and demographic statistics for the Board, as constituted prior to the Annual Meeting, in the format adopted by Nasdaq.
Board Diversity Matrix
	Female	Male
Total Number of Directors	8
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Asian	1	1
White	2	4
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.
During the fiscal year ended December 31, 2021, the Board of Directors and its committees devoted significant time and attention to risks related to the COVID-19 pandemic, including those related to the health and safety of our employees and customers, operational risks, and risks related to our balance sheet and liquidity.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program (including, without limitation, cybersecurity and data protection and, more recently, risk exposures related to the ongoing COVID-19 pandemic). Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chairperson, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www.surrozen.com, or by writing to our General Counsel and Corporate Secretary at our offices at 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of the Investors page of our website at www.surrozen.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s stock at any time. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel and Corporate Secretary, Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080. The General Counsel and Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of our 2021 compensation program for our principal executive officer and next two most highly compensated executive officers who are named in the Summary Compensation Table below. These “named executive officers” and their positions are:
•	Craig Parker, President, Chief Executive Officer and Director; and
•	Charles Williams, Chief Financial Officer;
•	Wen-Chen Yeh, M.D., Ph.D., Chief Scientific Officer; and.
•	Gad Soffer, Former Chief Executive Officer of Consonance prior to the consummation of the Business Combination.
Summary Compensation Table
The following table presents all of the compensation awarded to our named executive officers during the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Craig Parker President and Chief Executive Officer	2021	495,750	—	3,470,726	246,150	—	4,212,626
	2020	441,000	—	—	112,500	—	553,500
Charles Williams Chief Financial Officer	2021	374,375	—	104,321	156,040	500	635,236
	2020	30,493	40,000	510,800	—	—	581,293
Wen-Chen Yeh, M.D., Ph.D. Chief Scientific Officer	2021	376,330	—	216,043	151,200	500	744,073
	2020	358,000	—	57,060	82,000	500	497,560
Gad Soffer(5) Former Chief Executive Officer	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
(1)
The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our named executive officers during the fiscal year ended December 31, 2021 under our 2015 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in the notes to our audited financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(2)
The amounts disclosed represent the applicable named executive officer’s total performance-based bonus earned for the fiscal year indicated, as described in this section below under “Non-Equity Incentive Plan Compensation.”

(3)	Amounts comprised of 401(k) plan matching contributions.
(4)	Represents Mr. Williams’ signing bonus in November 2020.
(5)	Mr. Soffer was Chief Executive Officer of Consonance and resigned in connection with the Business Combination.
Narrative Disclosure to Summary Compensation Table
Employment Arrangements
We have entered into employment agreements or offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements or offer letters generally will provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has executed our standard confidential information and invention assignment agreement.
The compensation committee has also adopted severance terms whereby executive officers shall receive certain benefits if their employment is terminated without cause or in connection with a change-in-control of the Company. If terminated not-for-cause, the named executive officers will receive nine months base salary (12 months for Mr. Parker) and nine months of continued benefits (12 months for Mr. Parker) but no acceleration of equity vesting requirements. If terminated in connection with a change-in-control of the Company, i.e., at any time within the 12-month period beginning three months prior to the change-in-control, the named executive officers will receive 12 months base salary (18 months for Mr. Parker), 100% of their target bonus (1.5 times the target bonus for Mr. Parker), 12 months continuation of benefits (18 months for Mr. Parker) and acceleration of all existing equity vesting requirements.
Prior to the closing of the Business Combination, Consonance did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.
Non-Equity Incentive Plan Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses under our Annual Cash Bonus Plan, or Bonus Plan. The compensation committee established the Bonus Plan to incentivize our employees and reward them upon the achievement of corporate performance goals. With respect to the performance-based cash bonuses of the named executive officers for 2021, the Bonus Plan targets the amount of the bonus at 50% of base salary for our chief executive officer and 40% for other executive officers. In 2020 it was targeted at 30% of base salary for all executive officers.
Actual amounts paid under the Annual Cash Bonus Plan generally depend on the extent to which (i) we achieve our corporate performance goals, and (ii) the employee achieves his or her individual goals that were established at the beginning of the year. After the end of each year, the Board of Directors determines the level or percentage at which the Company has achieved its corporate goals for the past year and sets the corporate performance goals for the next year. Corporate performance goals include stretch goals that reflect our desired progress and outcomes relating to the development of our product candidates and adherence to established budgets.
When determining the actual payout amount of our chief executive officer's performance-based cash bonus for 2021 and 2020, the compensation committee weighted 100% of its decision on the extent to which the Company achieved its corporate performance goals. When determining the actual payout amount of the performance-based cash bonus for our other executives, the compensation committee weighted 50% of its decision on the Company's attainment of corporate performance goals and 50% on the attainment of individual performance goals.
For the fiscal year ended December 31, 2021, our Board of Directors determined that the Company had achieved 90% of it corporate performance goals, so Mr. Parker received 90% of his targeted bonus. Mr. Williams and Dr. Yeh received 94% and 90% of their targeted bonus amounts, respectively, based on our 90% achievement of our 2021 corporate performance goals and 98% and 90% achievement of their personal goals, respectively.
For the fiscal year ended December 31, 2020, Mr. Parker and Dr. Yeh received a bonus at the annual target of 30% of their respective base salaries based on our achievement of our 2020 corporate performance goals and Dr. Yeh's achievement of his individual goals. Mr. Williams joined in November 2020 and was not eligible for a performance bonus for the fiscal year ended December 31, 2020.
All performance-based cash bonuses are generally paid within a few months after the year to which they relate, upon final determination by the compensation committee. The performance-based cash bonuses paid to our named executive officers for the fiscal years ended December 31, 2021 and 2020, as determined by the compensation committee based on the guidelines above, are set forth above in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
Other Compensation and Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our 401(k) plan, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as generally all of our other full-time exempt employees.
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the fiscal years ended December 31, 2021 and 2020. The New Surrozen Board may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Stock Plans
Prior to August 12, 2021, grants of equity awards were provided to our named executive officers under our 2015 Equity Incentive Plan, or the 2015 Plan. On August 12, 2021, we adopted the Surrozen, Inc. 2021 Equity Incentive Plan, or the 2021 Plan, which replaces and supersedes the 2015 Plan, except with respect to awards previously granted. The 2021 Plan authorizes us to grant equity and cash incentive awards to officers, directors, employees, and eligible service providers. A description of our stock plans can be found in Note 10 “Stock-Based Compensation Plan” of the consolidated financial statements in the Annual Report.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Outstanding Equity Awards as of December 31, 2021
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2021.
			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)	Option Expiration Date
Craig Parker	04/11/2018	03/19/2018	296,406(2)	19,761	0.69	04/10/2028
	02/07/2019	01/01/2019	25,615(4)	9,514	1.26	02/06/2029
	02/23/2021	01/01/2021	80,505(4)	270,792	10.77	02/22/2031
	08/12/2021	08/12/2021	—(3)	183,335	10.25	08/12/2031
Charles Williams	12/14/2020	11/30/2020	47,571(3)	128,077	5.13	12/13/2030
	08/12/2021	08/12/2021	—(3)	14,597	10.25	08/12/2031
Wen-Chen Yeh, M.D., Ph.D.	02/07/2019	01/01/2019	6,403(4)	2,379	1.26	12/31/2028
	02/13/2020	01/01/2020	16,832(4)	18,297	2.97	02/12/2030
(1)
Each of the equity awards granted prior to August 12, 2021 was granted under the 2015 Plan. Each of the equity awards granted on August 12, 2021 or later were granted under the 2021 Plan. The 2015 Plan and 2021 Plan are described below under “Employee Benefit and Stock Plans.”

(2)
The shares subject to the option award vest over a four-year period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date, and the balance of the shares vesting in 36 equal monthly installments thereafter, subject to continued service through each such vesting date. The option award is subject to an early exercise provision and is immediately exercisable as of the grant date. 100% of the unvested shares subject to the option will immediately become fully vested in the event that, upon or following a change in control, the holder’s employment is terminated without cause or the holder resigns for good reason.

(3)
The shares subject to the option award vest over a four-year period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date, and the balance of the shares vesting in 36 equal monthly installments thereafter, subject to continued service through each such vesting date. The option award is subject to an early exercise provision and is immediately exercisable as of the grant date.

(4)
The shares subject to the option award vest over a four-year period in 48 equal monthly installments measured from the vesting commencement date, subject to continued service through each such vesting date. The option award is subject to an early exercise provision and is immediately exercisable as of the grant date.

Director Compensation
We previously provided cash and equity-based compensation to certain of our non-employee directors. In addition, all non-employee directors are entitled to reimbursement of direct expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

Craig Parker, our President and Chief Executive Officer, is also a member of our Board of Directors, but did not receive any additional compensation for service as a director. The compensation earned by or paid to Mr. Parker as a named executive officer of Surrozen for the fiscal year ended December 31, 2021 is set forth in this item above under “Executive Compensation—Summary Compensation Table.”
2021 Director Compensation
The following table sets forth the compensation earned by our non-employee directors for their service on our Board during 2021:
Name	Fees Earned or Paid in Cash $	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Anna Berkenblit, M.D.	15,435	171,425	—	186,860
Tim Kutzkey, Ph.D.	31,063	—	—	31,063
Shao-Lee Lin, M.D., Ph.D.(3)	15,435	342,859	—	358,294
David J. Woodhouse, Ph.D.	16,399	171,073	—	187,472
Mary Haak-Frendscho, Ph.D.(4)	17,364	364,639	—	382,003
Mace Rothenberg, M.D.(5)	15,049	350,236	—	365,285
Christopher Y. Chai(6)	20,837	350,236	4,125	375,198
Mitchell Blutt, M.D.(7)	—	—	—	—
Benny Soffer, M.D.(7)	—	—	—	—
Donald J. Santel(7)	—	—	—	—
Christopher Haqq, M.D., Ph.D.(7)	—	—	—	—
Jennifer Jarrett(7)	—	—	—	—
(1)
The amounts reported represent the aggregate grant date fair value of the restricted stock awards granted during the fiscal year ended December 31, 2021 under Surrozen’s 2015 Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718, or ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to Surrozen’s financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)	As of December 31, 2021, Drs. Berkenblit and Woodhouse held restricted stock awards covering 35,129 shares of Surrozen common stock, respectively.
(3)
Pursuant to a letter agreement that Surrozen entered into with Dr. Lin in connection with her service on the Board of Directors, Surrozen granted Dr. Lin a restricted stock award of 35,129 shares in January 2021.

(4)
Pursuant to a letter agreement that Surrozen entered into with Dr. Haak-Frendscho in connection with her service on the Board of Directors, Surrozen granted Dr. Haak-Frendscho a restricted stock award of 35,129 shares in March 2021.

(5)
Pursuant to a letter agreement that Surrozen entered into with Dr. Rothenberg in connection with his service on the Board of Directors, Surrozen granted Dr. Rothenberg a restricted stock award of 35,129 shares in April 2021.

(6)
Pursuant to a letter agreement that Surrozen entered into with Mr. Chai in connection with his service on the Board of Directors, Surrozen granted Mr. Chai a restricted stock award of 35,129 shares in April 2021.

(7)	Resigned in connection with the Business Combination.
Non-Employee Director Compensation Policy
Commencing August 12, 2021, our Board of Directors adopted a policy for non-employee director compensation. Under this policy or compensation program, each non-employee director is eligible to receive the following amounts for their services on our Board of Directors:
•	Upon the director’s initial election or appointment to our Board of Directors, an initial grant of stock options to purchase 40,000 shares of our common stock;
•
At the close of business on the date of each annual meeting of the Company’s stockholders, each director who will continue to serve as a director will a grant of stock options to purchase 20,000 shares of our common stock, vesting upon the one-year anniversary of the grant date;

•	An annual director board service retainer of $35,000;
•	If the director is also the chairperson of our Board of Directors, an additional, annual service retainer of $30,000

•	If the director serves on a committee of our Board of Directors, an additional annual fee as follows:
○	Chair of the audit committee, $15,000;
○	Audit committee member other than the chair, $7,500;
○	Chair of the compensation committee, $10,000;
○	Compensation committee member other than the chair, $5,000;
○	Chair of the nominating and corporate governance committee, $8,000; and
○	Nominating and corporate governance committee member other than the chair, $4,000.
Director fees under the program are payable in arrears in four equal quarterly installments following the end of each calendar quarter in which the service was performed. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Stock options granted to our non-employee directors under the program are granted under the 2021 Plan, have an exercise price equal to the fair market value of our common stock on the date of grant, and expire not later than ten years after the date of grant.
The stock options granted upon a director’s initial election or appointment vest in thirty-six substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in a single installment on the first anniversary of the date of grant. All vesting is subject to the director’s Continuous Service (as defined in the 2021 Plan) on each applicable vesting date. In addition, all unvested stock options vest in full for each director who remains in Continuous Service with the Company until immediately prior to the closing of a Change of Control (as defined in the 2021 Plan).

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 11, 2022 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;
•	each of our directors;
•	each of our named executive officers for 2021; and
•	all directors and executive officers as a group.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 35,125,886 shares of common stock outstanding as of April 11, 2022. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.
Name and Address of Beneficial Owners(1)	Shares Beneficially Owned(2)	Percentage of Total Voting Power
Directors and Executive Officers:
Craig Parker(4)	493,372	1.4%
Wen-Chen Yeh(5)	269,495	*
Charles Williams(6)	72,624	*
Trudy Vanhove(7)	120,744	*
Anna Berkenblit(8)	35,129	*
Tim Kutzkey(3)	9,414,795	26.7%
Shao-Lee Lin(8)	35,129	*
David Woodhouse(8)	35,129	*
Mary Haak-Frendscho(8)	35,129	*
Mace Rothenberg(8)	35,129	*
Christopher Y. Chai(8)	35,129	*
All directors and executive officers as a group (11 persons)(9)	10,581,804	29.4%
Five Percent Holders:
Entities affiliated with Mitchell J. Blutt(10)	6,692,999	18.4%
Baker Bros. Advisors LP(11)	3,333,333	9.3%
Entities affiliated with the Column Group(12)	9,414,795	26.7%
The Regents of the University of California(13)	2,081,453	5.9%
*	less than 1% beneficial ownership
(1)	Unless otherwise noted, the business address of each of the directors and officers is 171 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.
(2)
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days or subject to restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes: (a) (i) 4,108,427 shares held by The Column Group III, LP (“TCG III”) and (ii) 4,904,884 shares held by The Column Group III-A, LP (“TCG III-A”), (b) (i) 78,272 shares underlying warrants held by TCG III, and (ii) 88,394 shares underlying warrants held by TCG III-A, LP. The Column Group III GP, LP (“TCG III GP”), is the general partner of each of TCG III and TCG III-A. Dr. Kutzkey, David Goeddel and Peter Svennilson are the Managing Partners of TCG III GP and as such may each be deemed to share voting and investment power with respect to the securities held by each of TCG III and TCG III-A and disclaims beneficial ownership of the securities except to the extent of his pecuniary interests therein. The address for the entities listed herein is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, CA 94129.

(4)	Consists of 493,372 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of April 11, 2022.
(5)
Consists of (a) 219,560 shares of common stock and 49,938 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of April 11, 2022.

(6)	Consists of 72,624 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of April 11, 2022.
(7)
Consists of (a) 22,834 shares of common stock and 97,910 shares of common stock issuable pursuant to stock options that have vested or will vest and become exercisable within 60 days of April 11, 2022.

(8)	Consists of 35,129 shares of common stock subject to restricted stock awards.
(9)	Consists of Craig Parker, Trudy Vanhove, Wen-Chen Yeh, Charles Williams, Anna Berkenblit, Christopher Chai, Tim Kutzkey, Shao-Lee Lin, David Woodhouse, Mary Haak-Frendscho and Mace Rothenberg.
(10)
Includes (a) 3,497,500 shares of common stock, and (b) 1,165,832 shares of common stock underlying warrants held by private investment funds for which Consonance Capital Management LP (“Consonance Management”) serves as investment adviser. As the general partner of Consonance Management, Consonance Capman GP LLC (“Capman”) may direct the vote and disposition of the securities held by Consonance Management's investment funds. As manager and member of Capman, and as principal of Consonance Management, Dr. Mitchell J. Blutt may direct the vote and disposition of the shares of common stock held by Consonance Management's investment funds. Includes (a) 1,885,000 shares of common stock, and (b) 144,667 shares of common stock underlying warrants held by Consonance Life Sciences, LLC. Consonance Life Sciences is governed by a board of managers consisting of Dr. Mitchell J. Blutt, Benny Soffer and Kevin Livingston. As such, Dr. Mitchell J. Blutt, Dr. Benny Soffer and Kevin Livingston have voting and investment discretion of the shares held by Consonance Life Sciences and may be deemed to have shared beneficial ownership of the shares held by Consonance Life Sciences. Each of Dr. Mitchell J. Blutt, Dr. Benny Soffer and Kevin Livingston disclaims beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Based on information set forth in a Schedule 13D/A filed with the SEC on September 29, 2021.

(11)
Includes (a) (i) 2,315,223 shares of common stock, and (ii) 771,741 shares of common stock underlying warrants, in each case held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (b) (i) 184,777 shares of common stock, and (ii) 61,592 shares of common stock underlying warrants, in each case held by 667, L.P. (“667”, and together with BBLS, the “BBA Funds”). Baker Bros. Advisors LP (“BBA”), is the investment adviser to the BBA Funds and has sole voting and investment power with respect to the securities held by the BBA Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (“BBA-GP”), is the sole general partner of BBA and thus may be deemed to beneficially own the securities held by the BBA Funds. The principals of BBA-GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the BBA Funds. The address for BBA, BBA-GP, Julian C. Baker and Felix J. Baker and the BBA Funds is 860 Washington Street, 3rd Floor, New York, NY 10014. Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2022.

(12)
Includes: (a) (i) 4,108,427 shares held by The Column Group III, LP (“TCG III”) and (ii) 4,904,884 shares held by The Column Group III-A, LP (“TCG III-A”), (b) (i) 78,272 shares underlying warrants held by TCG III, and (ii) 88,394 shares underlying warrants held by TCG III-A, LP. The Column Group III GP, LP (“TCG III GP”), is the general partner of each of TCG III and TCG III-A. Dr. Kutzkey, David Goeddel and Peter Svennilson are the Managing Partners of TCG III GP and as such may each be deemed to share voting and investment power with respect to the securities held by each of TCG III and TCG III-A and disclaims beneficial ownership of the securities except to the extent of his pecuniary interests therein. The address for the entities listed herein is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, CA 94129.

(13)
Includes: (a) 1,998,120 shares of common stock held by The Regents of the University of California (“UC”), and (b) 83,333 shares of common stock underlying warrants held by UC. The address for UC is 1111 Franklin Street, 6th Floor, Oakland, CA 94607. Based on information set forth in a Schedule 13G/A filed with the SEC on January 27, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes certain information, as of December 31, 2021, relating to our equity compensation plans, which were approved by the Company’s stockholders. See Note 10 “Stock-Based Compensation Plan” of the consolidated financial statements in the Annual Report for a summary of our equity compensation plans.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,794,300(1)	$6.31	4,819,368(2)
Total	1,794,300	$6.31	4,819,368
(1)	Consists of 1,392,317 shares issuable upon exercise of outstanding options issued under the 2015 Plan and 401,983 shares issuable upon exercise of outstanding options issued under the 2021 Plan.
(2)
Consists of 4,344,699 shares reserved and remaining available for future awards under the 2021 Plan and 474,669 shares reserved and remaining available for issuance under the ESPP. The reserve for the 2021 Plan will automatically increase each year on January 1st by an amount equal to five percent (5%) of the fully-diluted common stock on December 31 of the preceding year. The reserve for the ESPP will automatically increase each year on January 1st by an amount equal to the lesser of (i) 1% of the fully-diluted common stock on December 31st of the preceding calendar year, and (ii) 474,669 shares of common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures on Transactions with Related Persons
The Board of Directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Surrozen and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, the Surrozen audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
Employment Agreements
We have entered into employment agreements with certain of our executive officers, including our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation-Employment Arrangements.”
Stock Options Grants to Executive Officers and Directors
We have granted stock options to our executive officers as more fully described in “Executive Compensation.”
Related Party Transactions
Described below are transactions since January 1, 2020 and each currently proposed transaction in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of Surrozen directors, executive officers or holders of more than 5% of Surrozen outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Series C Preferred Stock Financing
In May 2020 and June 2020, Surrozen issued and sold to investors in a private placement an aggregate of 28,571,423 shares of Surrozen’s Series C preferred stock in Surrozen’s Series C preferred stock financing at a purchase price of $1.75 per share for aggregate cash proceeds of approximately $50.0 million. Each share of such Series C preferred stock automatically converted into one share of Surrozen common stock upon the consummation of the Business Combination.
The following table summarizes the Series C preferred stock purchased by holders of more than 5% of Surrozen’s capital stock and entities affiliated with Surrozen’s directors.
Participants	Series C Preferred Stock(1)	Total Purchase Price
The Column Group III, LP(2)	2,898,318	$5,072,057
The Column Group III-A, LP(2)	3,273,110	$5,727,943
The Regents of the University of California	4,285,714	$7,500,000
Entities affiliated with Hartford Healthcare(3)	3,428,570	$5,999,998
(1)	These shares were converted into common stock upon the closing of the Business Combination.
(2)
Each of David Goeddel and Tim Kutzkey is a member of the Board of Directors and is a Managing Partner of The Column Group, LLC, which is the general partner of The Column Group III GP, LP, which is the general partner of The Column Group III, LP and The Column Group III-A, LP. Drs. Goeddel and Kutzkey are also managing members of The Column Group III Management, LP.

(3)
Consists of 1,714,285 shares of Series C Preferred Stock purchased by Hartford HealthCare Corporation Defined Benefit Master Trust and 1,714,285 shares of Series C Preferred Stock purchased by Hartford HealthCare Endowment, LLC.

UCSF License and Option Agreements
In January 2020, Surrozen entered into the UCSF Agreements with The Regents of the University of California, a holder of more than 5% of Surrozen’s capital stock, pursuant to which Surrozen obtained from The Regents of the University of California, or UCSF, non-exclusive licenses to make and use a certain human Fab naïve phage display library and to make and use a certain phage display llama VHH single domain antibody library for internal research and antibody discovery purposes and an option to negotiate with UCSF to obtain a non-exclusive commercial license under UCSF’s rights in the applicable library to make, use, sell, offer for sale and import products incorporating antibodies identified or resulting from Surrozen’s use of such library, or licensed products. In consideration for the license and option rights under the UCSF Agreement, Surrozen paid UCSF a nominal option issue fee and agreed to pay UCSF a nominal annual option maintenance fee. If Surrozen exercises the option under either UCSF Agreement, Surrozen and UCSF will negotiate in good faith the terms of a commercial license agreement in addition to the pre-agreed terms which include payment to UCSF of a nominal license issue fee, nominal annual license maintenance fees, nominal to low six figure milestone payments for the achievement of a specified regulatory milestone event for each licensed product, nominal annual minimum royalties, which are creditable against earned royalties for the same year, and earned royalties equal to a sub-single digit percentage of Surrozen’s and Surrozen’s sublicensees’ net sales of licensed products.
In March 2022, Surrozen entered into a non-exclusive commercial license agreement to make and use licensed products identified from the phage display llama VHH single domain antibody library. Under the commercial license agreement, Surrozen paid UCSF a nominal license issue fee. Surrozen agreed to pay a nominal annual license maintenance fee, low five-digit payment per licensed product upon achievement of a regulatory milestone, nominal annual minimum royalties, and earned royalties equal to a sub-single digit percentage of Surrozen’s and Surrozen’s sublicensees’ net sales of licensed products.
For a more detailed description of the UCSF Agreements, see the section of the Annual Report titled “Business—UCSF License and Option Agreements.”
Investors’ Rights Agreement
In connection with the Closing, that certain Registration and Shareholder Rights Agreement, dated November 18, 2020, was terminated, and New Surrozen, the Sponsor and certain stockholders of Surrozen (the “Investors”) entered into the Investors’ Rights Agreement, dated August 11, 2021, the form of which is attached as an exhibit to the Annual Report and pursuant to which the Investors, subject to certain conditions, will be entitled to registration rights. The Investors include our officers and directors and certain significant stockholders, namely, The Column Group III, L.P., The Column Group III, L.P., The Regents of the University of California and the Sponsor.
Limitations of Liability and Indemnification Matters
The Certificate of Incorporation limits the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
The Certificate of Incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. The Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that the Certificate of Incorporation and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Director Independence
Nasdaq listing standards require that a majority of our Board of Directors be independent. For a description of the director independence, see the section above in Item 10 titled “Directors, Executive Officers and Corporate Governance.”
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our General Counsel and Corporate Secretary at our offices at 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, in writing not later than December 29, 2022.
Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on February 7, 2023 and no later than the close of business on March 9, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 7, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2023 annual meeting of stockholders, we intend to file a proxy statement with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 11, 2023.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2021 ANNUAL REPORT
The Annual Report is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can also access our Annual Report at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Corporate Secretary, Surrozen, Inc., 171 Oyster Point Blvd., Suite 400, South San Francisco, California 94080.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Sheela Mohan-Peterson
Sheela Mohan Peterson
General Counsel and Corporate Secretary
South San Francisco, California
April 28, 2022

VOTE BY INTERNET
Before The Meeting – Go to www.proxyvote.com
Use the Internet to transmit your voting instructions
and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 6, 2022.
Have your proxy card in hand when you access the website
and follow the instructions to obtain your records
and to create an electronic voting instruction form.
During The Meeting – Go to www.virtualshareholdermeeting.com/SRZN2022
You may attend the meeting via the Internet and vote during the meeting.
Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions.
Vote by 11:59 P.M. Eastern Time on June 6, 2022.
Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

SURROZEN, INC.
171 OYSTER POINT BLVD, SUITE 300
SOUTH SAN FRANCISCO, CA 94080

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the election of all Class I director nominees:	☐	☐	☐	______________

1. Election of two Class I directors, each to serve until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Nominees

01) Tim Kutzkey, Ph.D. 02) Anna Berkenblit, M.D.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the Audit Committee's appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000567704_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

SURROZEN, INC.
Annual Meeting of Stockholders
June 7, 2022 11:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Craig Parker, Charles Williams and Sheela Mohan-Peterson, and each of them, as proxies, with full power of substitution, and hereby authorize(s) each of them to represent and vote, as designated below, all shares of the common stock of Surrozen, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on April 11, 2022 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/SRZN2022, on Tuesday, June 7, 2022, at 11:00 a.m., Pacific Time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, as indicated on the reverse side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. The undersigned stockholder(s) may revoke this proxy card at any time before it is voted at the Annual Meeting by executing and returning a proxy card bearing a later date by mail, by voting via the Internet, by filing with the Corporate Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy card being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

0000567704_2 R1.0.0.24

Continued and to be signed on reverse side